EXHIBIT 13.1

Pursuant to 18 United States Code §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certify that, to the best of our knowledge, the annual report on Form 20-F for the fiscal year ended December 31, 2005 of Semiconductor Manufacturing International Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 29, 2006

/s/ Richard Ru Gin Chang
Name:	Richard Ru Gin Chang
Title:	Chief Executive Officer and President

/s/ Morning Wu
Name:	Morning Wu
Title:	Acting Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 United States Code §1350 and is not being filed as part of the Report or as a separate disclosure document.